EXHIBIT 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NUO THERAPEUTICS, INC.

Nuo Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.          The name of the Corporation is “Nuo Therapeutics, Inc.” The Corporation was originally incorporated under the name “Informatix Holdings, Inc.”, and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on April 29, 1998. Informatix Holdings, Inc. changed its name to Autologous Wound Therapy, Inc. and later changed that name to Cytomedix, Inc.

2.          The Corporation filed its First Amended Plan of Reorganization under chapter 11 of title 11 of the United States Code on March 28, 2016 (the “Plan”). The Plan was confirmed on April 25, 2016 by the United States Bankruptcy Court for the District of Delaware.

3.          This Second Amended and Restated Certificate of Incorporation (“Certificate”) has been deemed approved without the need for Board of Directors (“Board”) or stockholder approval pursuant to Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”) because it is adopted pursuant to the Plan, as confirmed by the United States Bankruptcy Court for the District of Delaware.

4.          Pursuant to the provisions of Sections 242(a), 245 and 303 of the DGCL, the undersigned Corporation does hereby certify that the text of the Certificate is hereby amended and restated to read as follows:

Article I
NAME

The name of the corporation is Nuo Therapeutics, Inc. (the “Corporation”).

Article II
PURPOSE

The purpose for which the Corporation is organized is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article III
REGISTERED AGENT

The name and address of the Corporation’s registered agent and office in the State of Delaware is National Corporate Research, Ltd., 850 New Burton Road, Suite 201, Dover, Delaware 19904. Either the registered office or the registered agent may be changed in the manner provided by law.

Article IV
CAPITALIZATION

Section 4.1.          Authorized Capital Stock.

The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 32,500,000 shares, consisting of 31,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. The prohibition on issuance of nonvoting equity securities is included in this Certificate in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. §1123(a)(6)).

Section 4.2.          Preferred Stock.

(a)          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (the “Board”) is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting powers, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and the qualifications, limitations and restrictions thereof, as shall be stated in the resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL.

(b)          The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding and such additional shares as are necessary to satisfy the payment of dividends in kind on any Preferred Stock) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to another provision of this Second Amended and Restated Certificate of Incorporation (this “Certificate”) (including any Preferred Stock Designation.)

Section 4.3.          Common Stock.

(a)          The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing and subject to Section 4.2(b), except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation).

(b)          Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)          In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Article V
BOARD OF DIRECTORS

Section 5.1.          Board Powers.

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the By-Laws of the Corporation (the “By-Laws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, in all cases, to the provisions of the DGCL, this Certificate and any By-Laws adopted by the Corporation; provided, however, that no amendments to this Certificate or the By-Laws hereafter adopted by the Corporation shall invalidate any prior act of the Board that would have been valid if such amendments to this Certificate or the By-Laws had not been adopted.

Section 5.2.          Number, Election and Term.

(a)          The number of directors of the Corporation shall initially be five and shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board.

(b)          Directors shall be elected each year at the annual meeting of stockholders of the Corporation and shall hold office until the next annual meeting of stockholders of the Corporation and until their successors have been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

(c)          Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot.

Section 5.3.          Newly Created Directorships and Vacancies.

Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor has been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4.          Removal.

Any or all of the directors may be removed from office at any time, with or without cause by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5.          Preferred Stock – Directors.

Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Article VI
BY-LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By-Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders to the extent permissible under the DGCL; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By-Laws.

Article VII
MEETINGS OF STOCKHOLDERS

Section 7.1.          No Action by Written Consent.

Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, unless the taking of such action by means of written consent of the stockholders of the Corporation is approved in advance by a resolution adopted by the Board.

Section 7.2.          Meetings.

Except as otherwise required by law or the terms of any one or more series of Preferred Stock, special meetings of stockholders of the Corporation (i) may be called by the Chairman of the Board, the Chief Executive Officer or any member of the Board pursuant to a resolution adopted by a majority of the Board and (ii) shall be called by the Secretary at the written request (a “Special Meeting Request”) of holders of record of at least 20% of the voting power of the outstanding stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. Such request shall state the purpose or purposes of the proposed meeting. Within 15 days of the Corporation’s receipt of a Special Meeting Request that complies with this Section 7.2, the Corporation shall send a notice of the meeting to stockholders as set forth in the By-Laws. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Corporation and stated in the Corporation’s notice of meeting, provided that a special meeting of stockholders called pursuant to a Special Meeting Request shall be held no later than 30 days after the date the Corporation receives the Special Meeting Request, unless the stockholders submitting such Special Meeting Request shall request a date no later than 60 days after the date the Corporation receives the Special Meeting Request. Any special meeting of stockholders called pursuant to a Special Meeting Request and as to which notice has been given may be postponed, and any such special meeting as to which notice has been given may be cancelled, by the Secretary upon public announcement given before the date previously scheduled for such meeting or any adjournment thereof, in each case only if the stockholders submitting such Special Meeting Request shall request such postponement or cancellation in writing.

Section 7.3.          Advance Notice.

Subject to Section 7.2, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

Article VIII
SECTION 203 OF THE DGCL

The Corporation hereby elects not to be governed by Section 203 of the DGCL.

Article IX
LIMITED LIABILITY; INDEMNIFICATION

Section 9.1.          Limitation of Personal Liability.

No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 9.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 9.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 9.2.          Indemnification.

(a)          Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of this or her heirs, executors and administrators; and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) is authorized by the Board (whether before, during or after the pendency of such proceeding). The right to indemnification conferred by this Section 9.2 shall be a contract right that shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Corporation and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

(b)          The rights provided to Covered Persons pursuant to this Section 9.2 shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under applicable law, this Certificate, the By-Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

(c)          Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 9.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)          This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

Article X
COMPETITIVE OPPORTUNITY

If any stockholder, any Affiliate of any stockholder or any of such stockholder’s or its Affiliate’s partners, members, stockholders, directors, officers or Affiliates (collectively, “Representatives”), acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, the Corporation will have no interest in, and no expectation that, such Competitive Opportunity be offered to it. Any such interest or expectation is hereby renounced so that such stockholder and its Representatives (including any Representative serving as an officer or director of the Corporation) shall (a) have no duty to communicate or present such Competitive Opportunity to the Corporation and (b) have the right to either hold any such Competitive Opportunity for such stockholder’s (and its agents’, partners’ or Affiliates’) own account and benefit or to recommend, assign or otherwise transfer such Competitive Opportunity to persons other than the Corporation or any Affiliate of the Corporation. For purposes of this Certificate, “Affiliate” shall mean, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. This Article X shall not apply and shall not have any force or effect in the event that the Competitive Opportunity is presented to, acquired, or otherwise obtained by, a Representative as a result of such Representative’s capacity as a director of the Corporation.

Article XI
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article IX, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that, notwithstanding any other provision of this Certificate, and in addition to any other vote that may be required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision of this Certificate inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article XI.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, Nuo Therapeutics, Inc. has caused this Certificate to be duly executed in its name and on its behalf by its Secretary this 5th day of May, 2016.

NUO THERAPEUTICS, INC.

By:	/s/ David Jorden
Name:	David Jorden
Title:	Acting CEO/CFO